EXHIBIT 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-8464
Frank Madonia, General Counsel (423) 238-8414
FTI Consulting, Inc.
Mike Gaudreau millerind@fticonsulting.com

MILLER INDUSTRIES REPORTS 2023 SECOND QUARTER RESULTS

CHATTANOOGA, Tenn., August 9, 2023/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the second quarter ended June 30, 2023.

For the second quarter of 2023, net sales were $300.3 million, an increase of 49.0%, compared to $201.5 million for the second quarter of 2022. Net income in the second quarter of 2023 was $14.9 million, or $1.29 per diluted share, compared to net income of $3.8 million, or $0.33 per diluted share, in the prior year period, for increases of 297.0% and 290.9%, respectively.

Gross profit for the second quarter of 2023 was $39.9 million, or 13.3% of net sales, compared to $18.4 million, or 9.1% of net sales, for the second quarter of 2022. Selling, general and administrative expenses were $19.5 million, or 6.5% of net sales, compared to $12.7 million, or 6.3% of net sales, in the prior year period. The year over year increase was primarily due to updates to the Company’s executive compensation structure, as well as non-recurring legal and professional fees.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable September 11, 2023, to shareholders of record at the close of business on September 1, 2023, the fifty-first consecutive quarter that the Company has paid a dividend.

“I am pleased with our strong second quarter results, which demonstrates the robust, profitable growth that our business is capable of,” said William G. Miller, II, Chief Executive Officer of the Company. “Our topline strength reflects improved delivery of finished goods, as our team and our distributors have continued to adapt to the current supply chain environment. Market demand for our products remains resilient and we are pleased that even with significant improvements in product delivery, our backlog remains at near record levels, with no significant customer cancellations to date this year.”

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MILLER INDUSTRIES REPORTS 2023 SECOND QUARTER RESULTS	PAGE 2

Mr. Miller continued, “In May we also closed on the acquisition of Southern Hydraulic Cylinder Inc., a custom hydraulic cylinder manufacturer in Athens, Tennessee. This acquisition bolsters our efforts to enhance the stability of our supply chain through vertical integration. It has already opened up new opportunities to deliver finished goods more quickly to customers, while simultaneously reducing levels of finished goods in inventory and enabling efficient management of our working capital. As we move forward, we will continue to strategically deploy capital and optimize our operations, however, our top priority is reducing our debt balance.”

“Based on our second quarter results, it is evident that the strategic improvements we have made in our business over the last few quarters are bearing fruit. We are realizing the benefits from the price adjustments implemented last year to mirror our changing costs, the steps we have taken to improve our supply chain, and the efforts we have made to improve production efficiency. All of this gives us assurance in our long-term potential. Based on our solid performance in the first half of 2023, we are comfortable in our ability to achieve the financial targets we set earlier this year – generating over $1 billion of revenue, with significant improvements in year-over-year profitability,” concluded Mr. Miller.

The Company will host a conference call, which will be simultaneously broadcast live over the Internet. The call is scheduled for tomorrow, August 10, 2023, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through the following link:

https://app.webinar.net/vpoelY2XVqj

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through August 17, 2023. The replay number is 1-844-512-2921, Passcode 13739970.

About Miller Industries

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2023 SECOND QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology and include without limitation any statements relating to the Company’s 2023 revenues or profitability. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: changes in price, delivery delays and decreased availability of component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products, resulting from changes in demand and market conditions, the general inflationary environment, the war in Ukraine, and the lingering effects of the COVID-19 pandemic on supply chains; economic and market conditions, including the negative impacts on the Company’s customers, suppliers and employees from increasing inflationary pressures, economic and geopolitical uncertainties (including the war in Ukraine); our dependence upon outside suppliers for purchased component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products; future impacts resulting from the war in Ukraine, which include or could include (among other effects) disruption in global commodity and other markets, increased prices for energy, supply shortages and supplier financial risk; increased labor costs and the ability to attract and retain skilled labor to manufacture our products; the potential negative impacts of higher interest rates and other actions taken by the federal government in response to economic volatility and inflationary pressures, including the impact on our customers’ and end users’ access to capital and credit to fund purchases; our ability to raise capital, including to grow our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in the best interests of the Company and our shareholders due to the significant additional indebtedness we incurred during 2022; the cyclical nature of our industry and changes in consumer confidence; special risks from our sales to U.S. and other governmental entities through prime contractors; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulations, including environmental and health and safety regulations; failure to comply with domestic and foreign anti-corruption laws; competition in our industry and our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; changes in foreign currency exchange rates and interest rates; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; and those other risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.

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MILLER INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023	2022

NET SALES	$300,264	$201,500	$582,539	$417,045
COSTS OF OPERATIONS	260,335	183,126	512,194	383,331
GROSS PROFIT	39,929	18,374	70,345	33,714

OPERATING EXPENSES:
Selling, general and administrative expenses	19,480	12,651	37,403	25,037

NON-OPERATING (INCOME) EXPENSES:
Interest expense, net	1,700	628	2,713	1,046
Other (income) expense, net	(229)	275	(548)	327
Total expense, net	20,951	13,554	39,568	26,410

INCOME BEFORE INCOME TAXES	18,978	4,820	30,777	7,304
INCOME TAX PROVISION	4,063	1,063	6,642	1,482
NET INCOME	$14,915	$3,757	$24,135	$5,822

BASIC INCOME PER COMMON SHARE	$1.30	$0.33	$2.11	$0.51
DILUTED INCOME PER COMMON SHARE	$1.29	$0.33	$2.10	$0.51

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.18	$0.36	$0.36

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	11,466	11,417	11,425	11,417
Diluted	11,526	11,417	11,477	11,421

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MILLER INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,
	2023	December 31,
	(Unaudited)	2022
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$30,502	$40,153
Accounts receivable, net of allowance for credit losses of $1,412 and $1,319 at June 30, 2023 and December 31, 2022, respectively	264542	177,663
Inventories, net	167458	153,656
Prepaid expenses	6,393	4,576
Total current assets	468,895	376,048
NONCURRENT ASSETS:
Property, plant and equipment, net	116,055	112,145
Right-of-use assets - operating leases	770	909
Goodwill	20,594	11,619
Other assets	681	708
TOTAL ASSETS	$606,995	$501,429

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$188,869	$125,500
Accrued liabilities	34,537	27,904
Income taxes payable	882	2,430
Current portion of operating lease obligation	311	311
Total current liabilities	224599	156,145
NONCURRENT LIABILITIES:
Long-term obligations	60,000	45,000
Noncurrent portion of operating lease obligation	496	597
Deferred income tax liabilities	6,182	6,230
Total liabilities	291,277	207,972

COMMITMENTS AND CONTINGENCIES (Note 7)

SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 11,445,640 and 11,416,716 outstanding at June 30, 2023 and December 31, 2022, respectively	114	114
Additional paid-in capital	152,746	152,392
Accumulated surplus	170,141	150,124
Accumulated other comprehensive loss	(7,283)	(9,173)
Total shareholders’ equity	315,718	293,457
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$606,995	$501,429